UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2024

CoreCivic, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5501 Virginia Way, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CXW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 5, 2024, CoreCivic, Inc., a Maryland corporation (the “Company”), and the subsidiary guarantors of the Company named therein (the “Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citizens JMP Securities, LLC, as representative of the underwriters listed on Schedule A thereto (the “Underwriters”), for the issuance and sale of $500 million aggregate principal amount of the Company’s 8.250% senior unsecured notes due 2029 (the “Notes”). The Notes will be issued by the Company and will be unconditionally guaranteed on a senior unsecured basis by the Guarantors (the “Guarantees”). The Notes are being offered pursuant to an automatic shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2024 (File No. 333-277631) (the “Registration Statement”).

The Company and the Guarantors have made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company, the Guarantors, the Registration Statement and offering documents related to the offering of the Notes and the Guarantees. The Company and the Guarantors have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Subject to customary closing conditions, the sale of the Notes is expected to close on or about March 12, 2024.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On March 5, 2024, the Company issued a press release announcing the pricing of its public offering of the Notes. A copy of the press release announcing the pricing of the Notes is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

1.1*	Underwriting Agreement, dated March 5, 2024, by and among the Company, the subsidiary guarantors named therein, and Citizens JMP Securities, LLC, as representative of the several underwriters named therein.

99.1	Press Release, dated March 5, 2024.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document.

*	Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2024	CORECIVIC, INC.

	By:	/s/ David Garfinkle
David Garfinkle
Executive Vice President and Chief Financial Officer